UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2005

AMERICANWEST BANCORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-18561	91-1259511
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 West Riverside Avenue, Suite 400

Spokane, Washington 99201

(Address and telephone number of principal executive offices) (Zip Code)

(509) 467-6993

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers

(b) On June 6, 2005, AmericanWest Bancorporation (Nasdaq: AWBC) appointed Diane Kelleher to serve as Executive Vice President and Chief Financial Officer for AmericanWest Bancorporation and its subsidiary AmericanWest Bank.

Ms. Kelleher will begin her duties effective as of that date subject to customary approval of her appointment by bank regulators. Ms. Kelleher replaces Mr. C. Tim Cassels who is departing the company.

Ms. Kelleher, age 45, previously served as Senior Vice President of Debt and Capital Management for Washington Mutual in Seattle, Washington, from 2002 to 2005. Prior to that, she served Washington Mutual as First Vice President of Financial Planning, from 1997 to 2002.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release dated June 6, 2005, titled “AmericanWest Bank Appoints New Executive Officers.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICANWEST BANCORPORATION
a Washington Corporation

Dated: 6/6/2005	/s/ Robert M. Daugherty
Robert M. Daugherty
Chief Executive Officer
(Principal Executive Officer)